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                                                                   EXHIBIT 10.11

                          CAPSTONE TURBINE CORPORATION

                        CHANGE OF CONTROL SEVERANCE PLAN

         Capstone Turbine Company (the "Company") believes that the key to its success is the retention of its team of Executives (as defined below). In order to retain those Executives, and to assure them of adequate severance pay in the event of a Change of Control, as defined below, the Company adopts the following plan, effective as of April 24, 2002.

EXECUTIVE OFFICERS TO WHICH THE POLICY IS APPLICABLE

         This Plan is applicable to each executive(1). ("Executive(s)") designated by the Board from time to time. Executives may be added or deleted based on Board approval; provided that, only such Board approvals which have been received prior to the consummation of the applicable Change of Control shall be effective as to the addition or deletion of Executives.

SEVERANCE BENEFITS

         In the event that an Executive is Involuntarily Terminated within twelve (12) months of a Change of Control (as defined below), such Executive shall be entitled to receive from the Company an amount equal to such Executive's annual base salary plus the cash incentive compensation paid for the year in which the effective date for the Change in Control occurs (such amount, the "Salary"). The Salary shall be paid in one lump sum on the date such Executive was Involuntarily Terminated (the "Termination Date"). Pursuant to COBRA, the Company shall continue such Executive Officer's health care coverage as it currently exists under the Company's medical and dental plans. The Company will pay for such coverage until twelve (12) months after the Termination Date. Thereafter, such Executive shall be eligible to continue such coverage at his or her own expense for the remainder of his or her applicable COBRA continuation period. As used herein, the term "Involuntarily Terminated" shall mean the termination of an Executive's service by reason of:

a. involuntary dismissal or discharge by the Company for reasons other than Misconduct (as defined below), or

b. such individual's voluntary resignation following (A) a change in position with the Company which reduces his or her level of responsibility, (B) any reduction in his or her level of compensation (including base salary, fringe benefits, participation in any plans and target bonuses under any corporate-performance based bonus or incentive programs) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

As used herein, "Misconduct" shall mean the commission of any act of fraud, embezzlement, theft or dishonesty by such individual, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company (or any parent or subsidiary thereof), or any other intentional misconduct by such individual adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Executive.

CHANGE OF CONTROL

      For the purposes of this severance plan, the term "Change in Control" means any one or more of the following:

      (i) the successful acquisition by a person or related group of persons, (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a transaction or series of related transactions which the Board does not at any time recommend the Company's stockholders to accept or approve;

      (ii) the first date within any period of twelve (12) consecutive months or less on which there is effected a change in the composition of the Company's Board such that a majority of the Board ceases, by reason of one or more contested



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1. Ake Almgren is designated under this Plan but he is approved to receive two times his cash compensation upon a change of control and his involuntary termination.


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                  elections for Board membership, to be comprised of individuals who either (i) have been members of the Company's Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board;

      (iii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

      (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company;

      (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; or

      (vi) the issuance by the Company to a single person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (determined after such issuance) in a single transaction or a series of related transactions.